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                                                                Exhibit 23.3



INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion in this Registration Statement of Regent Communications, Inc. on Form S-1 under the Securities Act of 1933 of our report dated July 10, 1998 relating to the consolidated statements of operations, stockholder's deficit and cash flows of Alta California Broadcasting, Inc. and Subsidiary for the year ended March 31, 1998.


Stockman Kast Ryan & Co., LLP


STOCKMAN KAST RYAN & COMPANY LLP
Colorado Springs, Colorado

December 28, 1999